Exhibit 4(f)







      Proposed form of Sixty-second Supplemental Indenture providing for the issuance of Class "A" Bonds under the 1940 Indenture.




                       IES UTILITIES INC.
   (formerly known as Iowa Electric Light and Power Company)

                               To

               THE FIRST NATIONAL BANK OF CHICAGO


                            Trustee

                  __________________________

                   Sixty-second Supplemental

                           Indenture

                  Dated as of _________, 1995


                   __________________________

                        SUPPLEMENTAL TO

            INDENTURE OF MORTGAGE AND DEED OF TRUST

                   DATED AS OF AUGUST 1, 1940



           THIS SIXTY-SECOND SUPPLEMENTAL INDENTURE, dated as of _________, 1995, between IES UTILITIES INC. (formerly known as Iowa Electric Light and Power Company), a corporation organized and existing under the laws of the State of Iowa (hereinafter called the "Company"), party of the first part, and THE FIRST NATIONAL BANK OF CHICAGO, as Trustee, a national banking association organized and existing under the laws of the United States of America, party of the second part,


                      W I T N E S S E T H:


           WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage and Deed of Trust, dated as of August 1, 1940 (hereinafter called the "Original Indenture"), to the Trustee to secure the first mortgage bonds (herein sometimes referred to as "first mortgage bonds") of the Company, issuable in series; and

            WHEREAS,  the  Company  thereafter  executed   and
delivered certain Supplemental Indentures, First through Sixty-
first,   inclusive,  for  the  various  purposes  of  creating
additional series of first mortgage bonds, conveying and confirming unto the Trustee certain additional property, correcting the description of a certain parcel of land as set forth in the Original Indenture and amending the Original Indenture in certain respects (the Original Indenture and the above referred to Supplemental Indentures together with this Sixty-second Supplemental Indenture being herein sometimes collectively referred to as the "Indenture"); and

            WHEREAS, there have been issued and are now outstanding under the Indenture the following described first mortgage bonds:

        First Mortgage Bonds                           Principal Amount

     Series J, 6-1/4% due 1996                            $15,000,000
     Series L, 7-7/8% due 2000                             15,000,000
     Series M, 7-5/8% due 2002                             30,000,000
     Series P and Q, 6.70% due 2006                         9,200,000
     Series X, 9.42% due 1995                              50,000,000
     Series Y, 8-5/8% due 2001                             60,000,000
     Series Z, 7.60% due 1999                              50,000,000
     Collateral Series A due 2008                          50,000,000
     Collateral Series B due 2023                          50,000,000
     Collateral Series C due 2000                          50,000,000
     Pollution Control Collateral Series A, due 2023       10,200,000
     Pollution Control Collateral Series B, due 2023        7,000,000
     Pollution Control Collateral Series C, due 2023        2,200,000


           WHEREAS, the Original Indenture in Section 158 provides that the Company, when authorized by resolution of the Board, and the Trustee, may at any time, subject to the restrictions in the Original Indenture contained, enter into such an indenture supplemental to the Original Indenture as may or shall be by them deemed necessary or desirable for the purpose of creating any new series of first mortgage bonds or of adding to the covenants and agreements of the Company in the Original Indenture contained, other covenants and agreements thereafter to be observed by the Company and for any other purpose not inconsistent with the terms of the Original Indenture and which shall not impair the security of the same; and

           WHEREAS, the Company desires to execute and deliver this Sixty-second Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of providing for the creation of a new series of first mortgage bonds to be designated "First Mortgage Bonds, Collateral Series D, Due ____________" (hereinafter called the "Bonds of Series D" or the "Bonds"), and for the purpose of adding to the covenants and agreements of the Company in the Original Indenture contained, other covenants and agreements hereafter to be observed by the Company;

           WHEREAS, the Bonds are to be issued to The First National Bank of Chicago as trustee (the "New Mortgage Trustee") under the Company's Indenture of Mortgage and Deed of Trust dated as of September 1, 1993 (the "New Mortgage"), and are to be owned and held by the New Mortgage Trustee as "Class 'A' Bonds" (as defined in the New Mortgage) in accordance with the terms of the New Mortgage; and

           WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation of the Company, including all action requisite on the part of its stockholders, directors and officers, necessary to make the Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage and deed of trust for the security of the Bonds in accordance with the terms of the Indenture and the terms of the Bonds, have been done and taken; and the execution and delivery of this Sixty-second Supplemental Indenture have been in all respects duly authorized.

            NOW,  THEREFORE,  THIS  SIXTY-SECOND  SUPPLEMENTAL
INDENTURE WITNESSETH, that, in order further to secure the payment of the principal of, premium, if any, and interest, if any, on all first mortgage bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions in said first mortgage bonds and in the Indenture contained (except any covenant of the Company with respect to the refund or reimbursement of taxes, assessments or other governmental charges on account of the ownership of any first mortgage bonds, or the income derived therefrom, for which the holders of such first mortgage bonds shall look only to the Company and not to the property mortgaged and pledged) and for and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the holders thereof, and of the sum of $1.00 duly paid to the Company by the Trustee at or before the ensealing and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Sixty-second Supplemental Indenture, and, by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over, warrant and confirm unto the Trustee the properties of the Company described and referred to in the Original Indenture and all indentures supplemental thereto, as thereby conveyed or intended so to be, and not heretofore specifically released, together with all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, rights, privileges, licenses and franchises and all other appurtenances whatsoever belonging or in any wise appertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, now owned or which may hereafter be owned or acquired by the Company, and the reversion and reversions, remainder and remainders, and the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and of every part and parcel thereof, and all the estate, right, title, interest, property, claim and demand of every nature whatsoever of the Company, at law or in equity, or otherwise howsoever, in, of and to such property and every part and parcel thereof, including the following property acquired by the Company since the execution and delivery of the Sixty-first Supplemental Indenture dated as of March 1, 1995:


     (a)  Lee County, filed 3-10-95, Book 95S, Page 15B3

The Southwest Quarter of the Northwest Quarter of the
Northeast Quarter (SW1/4 NW1/4 NE1/4) of Section Twenty-seven (27), Township Sixty-five (65) North, Range Five (5) West of the
Fifth Principal Meridian, City of Keokuk, Lee County, Iowa, except that part deeded to the State of Iowa for Highway purposes, reserving to grantors a right-of-way for road purposes not exceeding 40 feet in width from the existing highway entrance to property owned by grantors immediately
South of the property conveyed. Said road right-of-way being on the westerly 40 feet of the property conveyed and parallel to the present highway.


     (b)  Marshall County, filed 3-20-95, I.D. 9504433

Lot 1 and Lot 3/10 of Tweed's Subdivision in the SW1/4 of
Section 32, Township 84 North, Range 17 West of the 5th P.M.,
Marshall County, Iowa.


     (c)  Marshall County, filed 3-20-95, I.D. 9504434

Lot 2 and Lot 2 of Lot 10 of Tweed's Subdivision of the SW1/4 of Section 32, Township 84 North, Range 17 West of the 5th
P.M., Marshall County, Iowa.


     (d)  Delaware County, filed 3-30-95, Book 54, Page 160

The East two hundred (200) feet of Lot Four (4) of West Commercial Subdivision Part of the Northwest Quarter (NW1/4) of the Northeast Quarter (NE1/4) of Section Thirty-One (31), Township Eighty-Nine North (89N), Range Five West (R5W) of the Fifth Principal Meridian, City of Manchester, Delaware County, Iowa, according to the plat recorded in Book 6 Plats, Page
113.


     (e)  Dallas County, filed 4-3-95, Book 784, Page 1000

The North 32 feet of Lot 11 and Lot 12, Block 10, except the
South ten (10) feet of the North 32 feet of the West 22 feet of Lot 11, Block 10, Town of Dexter, Iowa


     (f)  Buena Vista County, filed 4-25-95, Book 60, Page 842

Commencing at the Northeast (NE) corner of the Northeast Quarter (NE1/4) of Section Thirty-four (34), Township Ninety-three North (T-93-N), Range Thirty-five West (R-35-W) of the 5th P.M. in Buena Vista County, Iowa exclusive of Road Right of Way, this is the point of beginning thence West (W) Two Hundred feet (200'), thence South (S) Two Hundred feet (200'), thence East (E) Two Hundred feet (200'), thence North (N) Two Hundred feet (200') to the point of beginning containing point nine two (.92) acres more or less.


     (g)  Lee County, filed 5-2-95, Book 95S, Page 30B7

All that part of the West One-half of the Southwest Quarter of the Southeast Quarter (W1/2, SW1/4, SE1/4), Section Twenty-two (22), lying east of the US Highway 218 and 61 (Keokuk By-Pass Route) and south of the centerline of a sanitary sewer, of which the Northerly Twenty (20) feet is subject to a permanent sewer easement to the City of Keokuk, dated February 1984; the Northwest Quarter of the Northwest Quarter of the Northeast
Quarter (NW1/4, NW1/4, NE1/4) Section Twenty-seven (27) and the West
One Hundred Sixty-five (165) feet of the North One Hundred
Thirty-two (132) feet of the Northeast Quarter of the Northwest Quarter of the Northeast Quarter (NE1/4, NW1/4, NE1/4),
Section Twenty-seven (27), all located in Township Sixty-five
(65) North, Range Five (5) West of the Fifth Principal
Meridian, City of Keokuk, Lee County, Iowa, containing Twelve and Four-tenths (12.4) acres, more or less; AND further excepting therefrom the following: A parcel of land located in the SW1/4, SE1/4 of Section 22, Twp 65N, R5W of the 5th Principal Meridian, Lee County, Iowa, more described as: Commencing at the Southwest corner of said Section 22; thence N 90 degrees 00'E, 2707.9 ft. along the south line of the said Section 22 to the presently established easterly right of way line of Primary
Road No. 22, the Point of Beginning; thence N 03 degrees 58-1/2`E, 290.4 ft. along said right of way line; thence N 02 degrees 42'W, 55.1 ft. along said right of way line; thence S37 degrees 47-1/2`E, 126.6 ft.; thence S00 degrees 01-1/2` W, 75.0 ft. thence S29 degrees 15-1/2`W,
194.5 ft. to the Point of Beginning; containing 0.39 acres, more or less.


     (h)  Appanoose County, filed 5-15-95, Book 131, Page 440

The South 425 feet of the East one-half of the Southwest Quarter of the Northeast Quarter of Section 25, Township 69, Range 18 West except beginning at the Southwest corner of the East one-half of the Southwest Quarter of the Northeast Quarter of said Section 25, thence North 225 feet, thence East 444 feet, thence South 195 feet, thence East 140 feet, thence South 30 feet to the South line of the Northeast Quarter, thence West 584 feet to the place of beginning, said exception containing 2.3 acres more or less, also except the coal underlying all the above described real estate.


     (i)  Buchanan County, filed 7-10-95, File No. 1995RO1725

Lots 1, 2, 3, 4 and 5, Block 23, Winthrop, Buchanan County, Iowa.


     (j)  Guthrie County, filed 7-19-95, Book 424, Page 1001

Lot 4, Block 24 of the Original Town of Guthrie Center, Iowa


     (k)  Linn County, filed 8-1-95, Book 3212, Page 382

Lot 5 and N-ly 15 feet and 4 inches of Lot 6 and all of Lots 7, 8, 9, 10 and 11, May, Palmer and Thompson's replat of Block One (1) in West Cedar Rapids, Linn County, State of Iowa and SE-ly 32-1/6 feet of Lot 6, Block One (1) May, Palmer and Thompson's replat of Block One (1) in West Cedar Rapids, Linn County, Iowa


           TO HAVE AND TO HOLD all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances mortgaged, conveyed, pledged or assigned as aforesaid, or intended so to be, together with all the appurtenances thereunto appertaining, unto the Trustee and its successors and assigns forever, upon the trusts, for the uses and purposes and under the terms and conditions and with the rights, privileges and duties as in the Indenture set forth;

           Subject, however, to the reservations, exceptions, limitations and restrictions contained in the several deeds, leases, servitudes, contracts or other instruments through which the Company acquired and/or claims title to and/or enjoys the use of the aforesaid properties; and subject also to Permitted Encumbrances (as defined in Section 24 of the Original Indenture) and, as to any property acquired by the Company since the execution and delivery of the Original Indenture, to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition, but only to the extent that such liens are permitted by Sections 72 and 83 of the Original Indenture, as amended, and Section 7 of this Sixty-second Supplemental Indenture;

           BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the first mortgage bonds and coupons authenticated and delivered under the Indenture and duly issued by the Company, without any discrimination, preference or priority of any one first mortgage bond or coupon  over  any other by reason of priority in the  time  of issue, sale or negotiation thereof or otherwise, except as provided in Section 69 of the Original Indenture, so that, subject to said provisions, each and all of said first mortgage bonds and coupons shall have the same right, lien and privilege under the Indenture and shall be equally and ratably secured thereby (except as any sinking, amortization, improvement, renewal or other fund, or any other covenants or agreements established in accordance with the provisions of the Original Indenture, may afford additional security for the first mortgage bonds of any particular series), and shall have the same proportionate interest and share in the Trust Estate (as defined in the Original Indenture), with the same effect as if all of the first mortgage bonds and coupons had been issued, sold and negotiated simultaneously on the date of the delivery of the Original Indenture; and in trust for enforcing payment of the principal of the first mortgage bonds and of the interest and premium, if any, thereon, according to the tenor, purport and effect of the first mortgage bonds and coupons and of the Indenture, and for enforcing the terms, provisions, covenants and stipulations therein and in the first mortgage bonds set forth, and upon the trusts, uses and purposes and subject to the covenants, agreements and conditions set forth and declared in the Indenture;

          AND THIS SIXTY-SECOND SUPPLEMENTAL INDENTURE FURTHER
WITNESSETH, that the Company hereby covenants and agrees to and with the Trustee and its successors and assigns forever as follows:

          SECTION 1. There shall be, and is hereby created, a new series of first mortgage bonds, known as and entitled "First Mortgage Bonds, Collateral Series D, Due _________," and the form thereof shall be substantially as hereinafter set forth.

           The Bonds of Series D shall be issued and delivered to the New Mortgage Trustee under the New Mortgage as the basis for the authentication and delivery under the New Mortgage of a series of securities ("Collateral Trust Securities"). As provided in the New Mortgage, the Bonds of Series D will be registered in the name of the New Mortgage Trustee, subject to the provisions of the New Mortgage, for the benefit of the holders of all securities from time to time outstanding under the New Mortgage, and the Company shall have no interest therein. The Bonds of Series D will not be transferable except to a successor trustee under the New Mortgage.

           Any payment or deemed payment by the Company under the New Mortgage of the principal of or interest, if any, on the Collateral Trust Securities (other than by the application of the proceeds of a payment in respect of the Bonds of Series
D) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of or interest, if any, on such Bonds of Series D, as the case may be, which is then due.

           The principal amount of the Bonds of Series D shall be limited to $__________, except in case of the issuance of Bonds as provided in Section 14 of the Original Indenture on account of mutilated, lost, stolen, or destroyed Bonds. The Bonds of Series D shall be registered Bonds only without coupons of the denomination of $1,000 and any multiple of
$1,000, and of such respective amounts of each of said denominations as may be executed by the Company and delivered to the Trustee for authentication and delivery. Notwithstanding the provisions of Section 7 of the Original Indenture to the contrary, no reservation of unissued coupon Bonds shall be required with respect to the Bonds of Series D. All Bonds of Series D shall mature ___________, and shall not bear interest, except that if the Company should default in payment of principal on a Bond of Series D, such Bond shall bear interest on such defaulted principal at the rate of 6% per annum (to the extent that payment of such interest is enforceable under applicable law) until the Company's obligation with respect to the payment of such principal shall be discharged. The principal, premium, if any, and the interest, if any, on the Bonds of Series D shall be payable at the office of the Trustee in the City of Chicago, State of Illinois, or at the option of the holder, at the principal corporate trust office of First Chicago Trust Company of New York in the Borough of Manhattan in the City of New York, in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts. The Bonds of Series D shall be subject to redemption under certain circumstances specified in Section 54 of the Original Indenture as amended. The Bonds of Series D shall be redeemed no later than the redemption of the Collateral Trust Securities then being redeemed, and at a redemption price equal to the redemption price (excluding interest other than interest on defaulted principal, if any) applicable to such redemption of Collateral Trust Securities.

            Notwithstanding  Section  11   of   the   Original
Indenture, the Company may execute, and the Trustee shall authenticate and deliver, definitive Bonds of Series D in typewritten form.

           Subject to the provisions of Section 8 of the Original Indenture, all definitive Bonds of Series D shall be interchangeable for other Bonds of Series D of a different authorized denomination or denominations, as requested by the holder surrendering the same, upon surrender to the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York. Anything contained in Section 13 of the Original Indenture notwithstanding, upon such interchange of Bonds of Series D, no charge may be made by the Company except the payment of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto.

           The Trustee is hereby appointed Registrar of the Bonds of Series D for the purpose of registering and transferring Bonds of Series D as in Section 12 of the Original Indenture provided. Bonds of Series D may also be so registered and transferred at the principal corporate trust office of First Chicago Trust Company of New York in the Borough of Manhattan in the City of New York, which company is hereby authorized to act as co-Registrar of Bonds of Series D in the City of New York. In case any Bonds of Series D shall be redeemed in part only, any delivery pursuant to Section 97 of the Original Indenture of a new Bond or Bonds of Series D of an aggregate principal amount equal to the unredeemed portion of such Bond of Series D shall, at the option of the registered owner, be made by the co-Registrar. For all purposes of Articles Eleven and Eighteen of the Original Indenture, First Chicago Trust Company of New York in the City of New York, as the New York Paying Agent for Bonds of Series D, shall be deemed to be the agent of the Trustee for the purpose of receiving all or any part, as may be directed by the Trustee, of any deposit for the purpose of redeeming, or of paying at maturity, any Bonds of Series D, and any money so deposited with First Chicago Trust Company of New York in the City of New York, upon the direction of the Trustee, in trust for the purpose of paying the redemption price of, or of paying at maturity, any Bonds of Series D, shall be deemed to constitute a deposit in trust with, and to be held in trust by, the Trustee in accordance with the provisions of Article Eleven or Eighteen of the Original Indenture.

            So long as any Bonds of Series D shall be outstanding, in addition to the offices or agencies required to be maintained by the provisions of the Original Indenture, the Company shall keep or cause to be kept at an office or agency to be maintained by the Company in the Borough of Manhattan, the City of New York, books for the registration and transfer of Bonds pursuant to the foregoing provisions of this Section and to the provisions of the Original Indenture.

           SECTION 2. For the purpose of redemption under certain circumstances specified in Section 54 of the Original Indenture, as amended, by the application of cash received by the Trustee as the result of the taking by eminent domain or of the purchase by a public authority of properties of the Company, the Bonds shall be redeemable at a special redemption price of 100% of the principal amount thereof together with accrued interest, if any, to the date fixed for redemption.

          SECTION 3.  The Bonds and the certificate of
authentication to be borne by such Bonds shall be substantially in the following forms, respectively:


                     [FORM OF FACE OF BOND]

     No.                                               $

                      IES UTILITIES INC.
           FIRST MORTGAGE BOND, COLLATERAL SERIES D


                       Due _____________

           IES UTILITIES INC. (formerly known as Iowa Electric Light and Power Company) (hereinafter called the "Company"), a corporation of the State of Iowa, for value received, hereby promises to pay to ________________ or registered assigns, on the first day of _________, at the office of the Trustee in the City of Chicago, Illinois, or, at the option of the registered owner, at the principal corporate trust office of First Chicago Trust Company of New York in the Borough of Manhattan, the City of New York, $____________ in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts. This Bond shall not bear interest, except that, if the Company should default in the payment of principal hereof, this Bond shall bear interest on such defaulted principal at the rate of 6% per annum (to the extent that payment of such interest is enforceable under applicable law) until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. Principal of and interest, if any, on this Bond shall be payable at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York.

           Reference is made to the further provisions of this Bond set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

           This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by The First National Bank of Chicago, or its successor, as Trustee under the Indenture.

          IN WITNESS WHEREOF, the Company has caused this Bond to be signed in its name, manually or in facsimile, by its President or one of its Vice Presidents and its corporate seal to be impressed or imprinted hereon and attested, manually or in facsimile, by its Secretary or one of its Assistant Secretaries.

     Dated:

                                  IES UTILITIES INC.



                                   By_____________________________
                                     Executive Vice President

ATTEST:


____________________
Secretary


       [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the first mortgage bonds described in the within-mentioned Indenture.


                                THE FIRST NATIONAL BANK OF CHICAGO,
                                          as Trustee



                                By_________________________________
                                  Authorized Officer


                   [FORM OF REVERSE OF BOND]

                       IES UTILITIES INC.
            FIRST MORTGAGE BOND, COLLATERAL SERIES D

                       Due ______________

           This Bond is one of an authorized issue of bonds of the Company known as its "first mortgage bonds", issued and to be issued in series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal or other fund, or any other covenants or agreements, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the first mortgage bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of August 1, 1940, executed by the Company to The First National Bank of Chicago, as Trustee, as supplemented by sixty-two Supplemental Indentures (including a Seventh Supplemental Indenture dated as of July 1, 1946, a Thirty-second Supplemental Indenture dated as of September 1, 1966, a Forty-fifth Supplemental Indenture dated as of November 1, 1976, a Fifty-fifth Supplemental Indenture dated as of March 1, 1988, a Fifty-sixth Supplemental Indenture dated as of October 1, 1988, a Fifty-ninth Supplemental Indenture dated as of October 1, 1993, a Sixtieth Supplemental Indenture dated as of November 1, 1993 and a Sixty-second Supplemental Indenture dated as of ______, 1995) each duly executed by the Company to said
Trustee (said Indenture, as so supplemented, being herein sometimes referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of said first mortgage bonds, and of the Trustee and of the Company in respect of such security, and the terms and conditions upon which said first mortgage bonds are and are to be issued and secured. As provided in, and to the extent permitted by, the Indenture, the rights and obligations of the Company and of the holders of said first mortgage bonds may be changed and modified with the consent of the Company by the affirmative vote of the holders of at least 75% in principal amount of the first mortgage bonds then outstanding affected by such change or modification (excluding first mortgage bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture); provided, however, that without the consent of the registered owner hereof no such change or modification shall permit the reduction of the principal or the extension of the maturity of the principal of this Bond or the reduction of the rate of interest, if any, hereon or any other modification of the terms of payment of such principal or interest. As provided in the Indenture, said first mortgage bonds are issuable in series which may vary as in the Indenture provided or permitted. This Bond is one of a series of first mortgage bonds entitled "First Mortgage Bonds, Collateral Series D, Due ______________".

           Any payment or deemed payment by the Company of the principal of or interest, if any, on the Bonds of Series D (other than by the application of the proceeds of a payment in respect of this Bond) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of or interest, if any, on this Bond which is then due.

           This Bond is subject to redemption under certain circumstances specified in Section 54 of the Indenture by the application of cash received by the Trustee as the result of the taking by eminent domain or of the purchase by a public authority of properties of the Company, as more fully provided in, and subject to the provisions of, the Indenture, upon at least 30 days prior notice, given as aforesaid, at a special redemption price of 100% of the principal amount thereof. In addition, the Bonds shall be redeemed by the Company no later than the redemption of the Collateral Trust Securities in a principal amount equal to the principal amount of Collateral Trust Securities then being redeemed, and at a redemption price equal to the redemption price (excluding interest other than interest on defaulted principal, if any) applicable to such redemption of Collateral Trust Securities.

          If an event of default, as defined in the Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in the Indenture.

           This Bond is transferable by the registered owner hereof in person or by attorney authorized in writing at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York, upon surrender and cancellation of this Bond and upon any such transfer a new first mortgage bond of the same series, for the same aggregate principal amount, will be issued to the transferee in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, for the purpose of receiving payment and for all other purposes.

           This Bond, alone or with other first mortgage bonds of the same series, may be exchanged upon surrender thereof to the Trustee at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York, for one or more other first mortgage bonds of the same series and of the same aggregate principal amount but of a different authorized denomination or denominations, upon payment of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto, and subject to the terms and conditions set forth in the Indenture.

           No recourse shall be had for the payment of the principal of or interest, if any, on this Bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto, against any incorporator, stockholder, director, or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever; all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every registered owner hereof, as more fully provided in the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid up.

                       [END OF BOND FORM]

          SECTION 4. Anything contained in Sections 97 and 98 of the Indenture to the contrary notwithstanding, if less than all of the outstanding Bonds are to be called for redemption, the Bonds to be redeemed in whole or in part shall be designated by the Trustee (within 10 days after receipt from the Company of notice of its intention to redeem Bonds) by lot according to such method as the Trustee shall deem proper in its discretion. For the purpose of any drawing, the Trustee shall assign a number for each $1,000 principal amount of each outstanding Bond.

           The provisions of Section 97 of the Indenture relating to notations of partial redemption shall not apply to the Bonds.

            SECTION 5. The recitals contained in this Supplemental Indenture are made by the Company and not by the Trustee; and all of the provisions contained in the Original Indenture, as heretofore supplemented, in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall, except as hereinabove modified, be applicable in respect hereof as fully and with like effect as if set forth herein in full.

            SECTION 6. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained, by or on behalf of the Company, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

           SECTION 7. Nothing in this Supplemental Indenture expressed or implied is intended or shall be construed to give to any person other than the Company, the Trustee, and the holders of the first mortgage bonds any legal or equitable right, remedy or claim under or in respect of the Indenture or any covenant, condition or provision therein or in the first mortgage bonds contained, and all such covenants, conditions, and provisions are and shall be held to be for the sole and exclusive benefit of the Company, the Trustee and the holders of the first mortgage bonds issued under the Indenture.

          SECTION 8. All references in the Original Indenture to the various Sections and Articles thereof shall be deemed to refer to said Sections and Articles as heretofore amended, and the Original Indenture shall hereafter be construed and applied as heretofore amended and supplemented.

           SECTION 9. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

           IN WITNESS WHEREOF, IES UTILITIES INC. has caused this Sixty-second Supplemental Indenture to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and THE FIRST NATIONAL BANK OF CHICAGO, in token of its acceptance of the trusts created hereunder, has caused this Sixty-second Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereunto affixed and attested by one of its Trust Officers, all as of the day and year first above written.



                                    IES UTILITIES INC.


                                    By ________________________
                                       Executive Vice President

(CORPORATE SEAL)

ATTEST:


____________________
Secretary



                              THE FIRST NATIONAL BANK OF
                                CHICAGO, Trustee


                              By ________________________
                                 Assistant Vice President



(CORPORATE SEAL)
ATTEST:


____________________
Authorized Officer


STATE OF IOWA  )
               )  ss:
COUNTY OF LINN )


            On this ____ day of _____, 1995 before me, _____________, a Notary Public in and for the said County in the state aforesaid, personally appeared ________________ and ________________________, to me personally known, and to me known to be Executive Vice President, and Secretary respectively, of IES UTILITIES INC., one of the corporations described in and which executed the within and foregoing instrument, and who, being by me severally duly sworn, each did say that he the said ____________ is Executive Vice President, and that he the said ____________ is Secretary of the said IES UTILITIES INC., a corporation; that the seal affixed to the within and foregoing instrument is the corporate seal of the said corporation, and that the said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and the said ________________ and _________________ each acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

           WITNESS my hand and notarial seal this ___ day of _________, 1995.



                                           _____________
                                           Notary Public



My Commission expires:  ______________



(NOTARIAL SEAL)



STATE OF ILLINOIS   )
                    )    SS
COUNTY OF COOK      )

           On this __ day of ____, 1995, before me, _________,
a Notary Public in and for said County in the State aforesaid, personally appeared ___________ and ____________________, to me personally known, and to me known to be an _________________________ and a __________________,
respectively, of THE FIRST NATIONAL BANK OF CHICAGO, one of the corporations described in and which executed the within and foregoing instrument, and who, being by me severally duly sworn, each did say that he the said ____________ is an Assistant Vice President that the said ________________ is a _______________ of the said THE FIRST NATIONAL BANK OF CHICAGO, a corporation; that the seal affixed to the within and foregoing instrument is the corporate seal of the said corporation, and that the said instrument was signed and sealed on behalf of said corporation by authority of its By-Laws; and the said ______________ and ________________ each acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

           WITNESS my hand and notarial seal this _____ day of ___________, 1995.



                                           _____________
                                           Notary Public


My Commission expires: ___________________




(NOTARIAL SEAL)